                          PURCHASE AND SALE AGREEMENT


         This PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 15th day of December, 1997, by and among ALEX COOLEY ("Cooley"), an individual residing at 1096 Sheridan Park, Atlanta, Georgia [Zip]; S. STEPHEN SELIG, III ("Selig"), an individual residing at 1765 Garraeux Place, Atlanta, Georgia [Zip]; and PETER CONLON ("Conlon"; and together with Cooley and Selig, the "Shareholders"), an individual residing at 888 Oakdale Rd., Atlanta, Georgia [Zip]; SOUTHERN PROMOTIONS, INC. ("Southern Promotions"), HIGH COTTON, INC. ("High Cotton"); COOLEY AND CONLON MANAGEMENT, INC. ("Cooley and Conlon Management"; and together with Southern Promotions and High Cotton, the "Sale Companies"), BUCKHEAD PROMOTIONS, INC. ("Buckhead Promotions"), NORTHERN EXPOSURE, INC. ("Northern Exposure"), PURE COTTON, INC. ("Pure Cotton"), and INTERFEST, INC. ("Interfest"; and together with Buckhead Promotions, Northern Exposure and Pure Cotton, the "Asset Companies"), each a Georgia corporation having an office for the conduct of its business at 1100 Spring Street, Suite 420, Atlanta, Georgia 30309; CONCERT/SOUTHERN CHASTAIN PROMOTIONS JOINT VENTURE ("Concert/Southern") and ROXY VENTURES JOINT VENTURE ("Roxy Ventures"; and together with Concert/Southern, the "Joint Ventures") each having an office for the conduct of its business at 1100 Spring Street, Suite 420, Atlanta, Georgia 30309; and SFX CONCERTS, INC. ("SFX"), a Delaware corporation having an office for the conduct of its business at 150 East 58th Street, 19th Floor, New York, New York 10155.

         WHEREAS, the Shareholders own all of the issued and outstanding capital stock (the "Stock") of the Sale Companies; and

         WHEREAS, the Sale Companies, the Asset Companies and the Joint Ventures (collectively, the "Operating Entities") conduct all of the activities of the Shareholders in the concert promotion, event production, artist management, artist development, ticket distribution, corporate sponsorship, venue operation, concessionaire, parking, security and all similar businesses (the "Business"); and

         WHEREAS, the Shareholders desire to sell and SFX desires to purchase all of the Stock of the Sale Companies; and

         WHEREAS, the Asset Companies and the Joint Ventures desire to sell and SFX desires to purchase all of the Sale Assets (as defined in Section 1.2 hereof) on the terms and subject to the conditions set forth in this Agreement;

         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE 1
                               PURCHASE AND SALE

         1.1 Purchase and Sale of Stock. On the Closing Date (as defined in
Section 3.1), the Shareholders shall sell to SFX, and SFX shall purchase from the Shareholders, the Stock in accordance with the terms of this Agreement. At the Closing (as defined in Section 3.1), the Shareholders shall deliver to SFX certificates representing all of the Stock which is required to be delivered or is otherwise deliverable by the Shareholders pursuant hereto duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Stock in blank.

         1.2 Purchase and Sale of Assets. On the Closing Date, the Asset Companies and the Joint Ventures (collectively, the "Asset Sellers") shall sell, assign, transfer and convey to SFX, and SFX shall purchase and assume from the Asset Sellers, all of the assets, properties, interests and rights of the Asset Sellers of whatsoever kind and nature, real and personal, tangible and intangible, owned or leased by the Asset Sellers as the case may be, which are used or held for use exclusively by or relate exclusively to the business and operations of the Asset Sellers (the "Sale Assets"), including but not limited to the Sale Assets described in paragraph 1 of Exhibit A hereto but excluding the assets described in paragraph 2 thereof. The Sale Assets shall be transferred to SFX free and clear of all debts, security interest, mortgages, trusts, adverse claims, pledges, conditional sales agreements or other liens, liabilities and encumbrances whatsoever ("Encumbrances"), other than informational filings made by equipment lessors under the Uniform Commercial Code.

         1.3 Assumptions of Obligations. Subject to the provisions of this
Section 1.3, Section 1.4 and Section 2.3, on the Closing Date, SFX shall only assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of the Asset Sellers arising under (i) the Real Estate Contracts and the Contracts described in Sections 5.10 and 5.11; (ii) all other contracts of the Asset Sellers arising in the ordinary course of business and consistent with past practices between the date hereof and the Closing Date; and (iii) any other contracts entered into between the date hereof and the Closing Date which contract imposes monetary obligations of not more than Ten Thousand Dollars ($10,000) or in the aggregate Forty Thousand Dollars ($40,000) or which SFX expressly agrees in writing to assume. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed Obligations".

         1.4 Limitation. Except as set forth in Section 1.3 hereof, SFX expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of the Asset Sellers of any nature whatsoever. Without limiting the generality of the foregoing, except as set forth in Section 1.3, SFX shall not assume or be liable for any liability or obligation of the Asset Sellers arising out of any contract of employment, collective bargaining agreement, insurance, pension, retirement, deferred compensation, incentive bonus or profit sharing or employee benefit plan or trust, or any judgment, litigation, proceeding or claim by any person or entity relating to the business or operation of the Asset Sellers prior to the Closing Date, whether or not such judgment, litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date.

         1.5 Obligations of the Sale Companies. Subject to the provisions of this Section 1.5 and Section 2.3, on the Closing Date the Sale Companies shall only have the liabilities, obligations and commitments of the Sale Companies arising under (i) the Real Estate Contracts and the Contracts described in Sections 5.10 and 5.11; (ii) all other contracts of the Sale Companies arising in the ordinary course of business and consistent with past practices between the date hereof and the Closing Date; and (iii) any other contracts entered into between the date hereof and the Closing Date which contract imposes monetary obligations of not more than Ten Thousand Dollars ($10,000) or Forty Thousand Dollars ($40,000) or which SFX expressly agrees in writing shall be a liability of the Sale Companies.

                                   ARTICLE 2
                                 CONSIDERATION

         2.1 Purchase Price. The aggregate consideration (the "Purchase Price") for the acquisition of the Stock and the Sale Assets shall be the sum of (i) Fifteen Million Dollars ($15,000,000), payable in cash at the Closing, plus, at the option of the Shareholders and the Asset Sellers (collectively, the "Sellers"), (ii) either (x) Two Million Dollars ($2,000,000), payable to the Sellers in equal quarterly installments of One Hundred Thousand Dollars ($100,000) each over a period of five (5) years following the Closing, or (y) an amount equal to the present value at Closing of Two Million Dollars ($2,000,000), using a 8% discount rate, payable to the Sellers in cash at the Closing.

         2.2 Manner of Payment. SFX shall pay the Purchase Price to the Sellers by wire transfer of immediately available funds to a bank or banks designated in writing by the Seller.

         2.3 Proration of Revenue and Expenses.

                  2.3.1 Except as otherwise provided herein, all expenses and all revenue earned arising from the conduct of the business and operations of the Asset Sellers shall be prorated between SFX and the Asset Sellers and within the Sale Companies in accordance with generally accepted accounting principles as of 11:59 p.m., local time, on the date immediately preceding the Closing Date (the "Prorated Date"). Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes (but excluding taxes arising by reason of the transfer of the Sale Assets as contemplated hereby, which shall be paid as set forth in Article 11 of this Agreement), business and license fees (including any retroactive adjustments thereto, wages and salaries of employees, including accruals up to the Closing Date for bonuses, commissions, vacations and sick pay, and related payroll taxes, utility expenses, rents and similar prepaid and deferred items attributable to the ownership and operation of the Asset Sellers and the Sale Companies. Real estate taxes shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained. The prorations within the Sale Companies attributable to the time after the Prorated Date shall be paid by SFX, and the prorations attributable to the time period on and prior to the Prorated Date shall be paid by the Shareholders in the same manner as the parties pay for the prorations in the Asset Sellers.

                  2.3.2 The prorations and adjustments contemplated by this Section, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within ninety (90) calendar days of the Closing Date.

                  2.3.3 In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in Section 2.3.2 and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by the Asset Sellers and one-half by SFX.

                                   ARTICLE 3
                                    CLOSING

         3.1 Closing. Except as otherwise mutually agreed upon by the Sellers and SFX, the consummation of the acquisition of the Stock and the Sale Assets (the "Closing") shall occur simultaneously on the later to occur of (i) five
(5) business days following the date of expiration or termination of all waiting periods, including any extensions thereof, which are applicable to the transactions contemplated by this Agreement pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder, and (ii) March 31, 1998. In the event a second request for additional information is received from the Fair Trade Commission in connection with the HSR Act filing, the March 31, 1998 date will be extended to June 30, 1998. The Closing shall be held at SFX's offices in New York City, New York, or at such other place as SFX shall designate.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF SFX

         SFX hereby makes the following representations and warranties to the Sellers, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any notice to the Sellers and shall survive the Closing.

         4.1 Organization and Standing. SFX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own the Stock and the Sale Assets and to carry on the business of the Asset Sellers as now being conducted and as proposed to be conducted by the Asset Sellers between the date hereof and the Closing Date.

         4.2 Authorization and Binding Obligation. SFX has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and to own the Stock and the Sale Assets and to carry on the business and operations of the Asset Sellers as they are now being conducted, and SFX's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by SFX, and this Agreement constitutes, and the other agreements to be executed in connection herewith will constitute, the valid and binding obligation of SFX, enforceable in accordance with their terms, except as limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

         4.3 Litigation and Compliance with Law. There is no litigation, administrative proceeding, arbitration or other proceeding, or petition, complaint or, to the best of SFX's knowledge, investigation, before any court or governmental body pending against SFX or any of its principals that would adversely affect SFX's ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith. To the best of SFX's knowledge, there is no violation of any law, regulation or ordinance or any other requirement of any governmental body or court which would have a material adverse effect on SFX or its ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

         4.4 Investment Intent. SFX is acquiring the Stock solely for its own account and not with a view to sale or distribution thereof in violation of any securities laws. SFX acknowledges that it has received, or has had access to, information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Stock, provided that the foregoing shall not limit or otherwise affect the rights or remedies of SFX hereunder with respect to the breach of any representations, warranties, covenants or agreements of the Shareholders contained herein.

         4.5 Accuracy of Information. No written statement made by SFX herein and no information provided by SFX herein or in the documents, instruments or other written communications made or delivered directly by SFX to the Sellers in connection with the negotiations covering the purchase and sale of the Stock and the Sale Assets contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading, and there is no fact known to SFX which relates to any information contained in any such written document, instrument or communications which SFX has not disclosed to the Sellers in writing which could materially affect adversely the Sellers. To the extent that a representation or other information is made to SFX's knowledge or is otherwise qualified by its terms, this representation shall not be interpreted to expand such limitations or qualifications.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers as hereinafter defined hereby make the following representations and warranties to S FX, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any notice to SFX other than in the Disclosure Schedule (as defined herein) and shall survive the Closing. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the separate Disclosure Schedule which is annexed hereto (the "Disclosure Schedule"). As to Southern Promotions, the representations and warranties regarding that corporation shall be made only by Selig and Conlon. As to High Cotton, the representations and warranties regarding that corporation shall be applicable only to Cooley. As to Cooley and Conlon Management, the representations and warranties regarding that corporation are made by only Cooley and Conlon. As to all other entities, the representations and warranties are joint and several liabilities of all of the Sellers.

         5.1 Organization and Standing. Each of the Asset Companies and the Sale Companies (collectively, the "Companies") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the power and authority to own, lease and operate its respective assets and to carry on its Business and operations as now being conducted and as proposed to be conducted by the Asset Companies between the date hereof and the Closing Date. Each of the Joint Ventures has the power and authority to own, lease and operate its respective assets and to carry on its Business and operations as now being conducted and as proposed to be conducted by the Joint Ventures between the date hereof and the Closing Date.

         5.2 Authorization and Binding Obligation. Each of the Sellers has the power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and the Sellers' execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on their part. This Agreement has been duly executed and delivered by each of the Sellers, and this Agreement constitutes, and the other agreements to be executed in connection herewith will constitute, the valid and binding obligation of each of the Sellers, enforceable in accordance with their terms, except as limited by laws affecting the enforcement of creditor's rights or equitable principles generally.

         5.3 Capitalization. The authorized capital stock, the issued and outstanding shares, and the record or beneficial owner of the Shares for each of the Sale Companies is set forth in Schedule 5.3. All outstanding Stock has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive rights. There is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any Stock or of any capital stock of any of the Sale Companies or any securities convertible into, or other rights to acquire, any such Stock or other capital stock of any of the Sale Companies; or (ii) obligates any of the Sale Companies or the Shareholders to grant, offer or enter into any of the foregoing; or
(iii) relates to the voting or control of such Stock, capital stock, securities or rights. No person has any right to require any of the Sale Companies to register any of its securities under the Securities Act.

         5.4 Title to Shares. The sale and delivery of the Stock to SFX pursuant to this Agreement shall vest in SFX legal and valid title to the Stock, free and clear of all Encumbrances, other than Encumbrances created by SFX and restrictions on resales of the Stock under applicable securities laws.

         5.5 Absence of Conflicting Agreements or Required Consents. Except as set forth in Section 5.5 of the Disclosure Schedule, delivery and performance of this Agreement by each of the Sellers: (a) does not require the consent of any third party except the consent or right of first refusal under the Chastain Ventures Joint Venture with Robert W. Woodruff Arts Center, Inc.; (b) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which each of the Sellers is a party or by which they, the Sale Assets or the Stock are bound; (c) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, license or permit to which any of the Sellers or the Stock is now subject; and (d) will not result in the creation of any lien, charge or Encumbrance on any of the Sale Assets or the Stock.

         5.6 Government Authorizations. Section 5.6 of the Disclosure Schedule contains a true and complete list of the material licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the Business and operations of the Operating Entities in the manner and to the full extent they are presently conducted. Each of the Operating Entities is the authorized legal holder of the licenses, permits and authorizations listed in Section 5.6 of the Disclosure Schedule, none of which is subject to any restrictions or condition which would limit in any respect the full operation of the Operating Entities as now operated, except the licenses issued by the State of Georgia and City of Atlanta for the dispensing of beer, wine and liquors at Chastain Park, the Roxy Theater, the Cotton Club and the operation of concert business by Interfest..

         5.7 Subsidiaries. None of the Operating Entities owns any equity ownership interest, directly or indirectly, in any person, corporation or other entity, other than as set forth in Section 5.7 of the Disclosure Schedule.

         5.8 Taxes. Each of the Operating Entities has filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law and has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable. All returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in a material amount other than as shown on such returns and forms are required to be paid and have been paid by each of the Operating Entities. There are no present disputes as to taxes of any nature payable by any of the Operating Entities.

         5.9 Personal Property. Section 5.9 of the Disclosure Schedule contains a list of all material tangible personal property and assets owned or held by each of the Operating Entities and used primarily or exclusively in the conduct of the Business and operations of the Operating Entities (the "Personal Property"). Except as disclosed in Section 5.9 of the Disclosure Schedule, and except as may be subject to lease agreements of the Operating Entities specifically identified in Section 5.9 of the Disclosure Schedule, each of the Operating Entities owns and has, and will on the Closing Date have, good and marketable title to all such property (and to all other tangible and intangible personal property and assets including cash and receivables to be transferred to SFX hereunder), and none of such property is, or at the Closing will be, subject to any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance other than as set forth in Section 5.9 of the Disclosure Schedule. All of the items of tangible personal property and assets included in Section
5.9 of the Disclosure Schedule are in all respects in good operating condition (ordinary wear and tear excepted) and are available for immediate use in the conduct of the Business and operations of the Operating Entities.

         5.10 Real Property. Section 5.10 of the Disclosure Schedule contains a complete and accurate list of all real property (i) leased by the Operating Entities and used by them in their Business and operations, together with a summary of the applicable leases (collectively the "Real Estate Contracts"), and (ii) owned by the Operating Entities (the real property located on Monroe Drive in Atlanta, Georgia owned jointly by Southern Promotions and High Cotton, is not presently used in the operations of the business and is an Excluded Asset). The Real Estate Contracts listed in Section 5.10 of the Disclosure Schedule (a) constitute valid and binding obligations of the Operating Entities and, to the best of the Operating Entities' knowledge, of all other persons purported to be parties thereto and are in full force and effect as of the date hereof, and (b) will on the Closing Date constitute valid and binding obligations of the Operating Entities and, to the best of the Operating Entities' knowledge, of all other persons purported to be parties thereto and shall be in full force and effect. Except as set forth in Section 5.10 of the Disclosure Schedule, none of the Operating Entities is in material default under any of such Real Estate Contracts, none has received or given written notice of any default thereunder from or to any of the other parties thereto and none will have received any such notice at or prior to the Closing.

         5.11 Contracts. Section 5.11 of the Disclosure Schedule lists and summarizes the terms of all written and oral contracts (the "Contracts") as of the date of this Agreement for which the operating Entities shall continue to be liable as of the Closing Date, except contracts entered into in the ordinary course of business (i) of less than three (3) months duration and which impose monetary obligations of not more than Ten Thousand Dollars ($10,000) in the aggregate, or (ii) which are currently scheduled to expire prior to the Closing Date and for which the Operating Entities will no longer be liable. Those contracts which the Sellers and SFX agree are critical to the consummation of the transactions contemplated hereby are identified in Section 5.11 of the Schedule as "Material Contracts". Notwithstanding the foregoing, if it is discovered before the Closing that the Operating Entities failed to list any contract in Section 5.11 of the Disclosure Schedule which was required to be listed, the failure by the Operating Entities to disclose such contract shall not permit SFX to refuse to close under this Agreement or to bring an action for damages against the Operating Entities if the absence of such contract would not have a material adverse effect on SFX or the Operating Entities.

         5.12 Status of Contracts. Except as noted in Section 5.12 of the Disclosure Schedule, the Operating Entities have delivered to SFX true and complete copies of all written Material Contracts, including any and all amendments and other modifications to such Material Contracts. All Material Contracts are valid, binding and enforceable by the Operating Entities in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. To the best of the Operating Entities' knowledge, the Operating Entities have complied in all material respects with all Material Contracts and are not in default beyond any applicable grace periods under any of the Material Contracts, and no other contracting party is in default under any of the Material Contracts.

         5.13 Environmental Matters. None of the Operating Entities has unlawfully disposed of any hazardous waste or hazardous substance in a manner which has caused, or could cause, SFX to incur a material liability under applicable law in connection therewith. To the best of the Operating Entities' knowledge, each of the Operating Entities has complied in all material respects with all federal, state and local environmental laws, rules and regulations applicable to the Operating Entities and their operations. To the best of the Operating Entities' knowledge, no hazardous waste has been disposed of by any other person on the real estate owned or leased by the Operating Entities. As used herein, the term "hazardous waste" shall mean as defined in the Resource Conservation and Recovery Act (RCRA) as amended and in the equivalent state statute under applicable state law. SFX may at its expense conduct a Phase I environmental study of the real property owned or leased by the Operating Entities. If SFX learns between the date of this Agreement and the Closing Date that the Operating Entities are in breach of the representation and warranty set forth in this Section 5.13, the Operating Entities shall begin remedial action promptly and use reasonable efforts to complete such remedial action before the Closing, and if such remedial measures are not materially completed prior to Closing, SFX shall have the sole discretion to consummate this Agreement or terminate this Agreement; provided, however, that if such remedial action is likely to cost the Operating Entities in excess of Seventy-five Thousand Dollars ($75,000) in the aggregate, the Operating Entities may in the alternative in their sole discretion terminate this Agreement prior to Closing and the Operating Entities shall have no liability to SFX as a result of such termination.

         5.14 Copyrights, Trademarks and Similar Rights. Section 5.14 of the Disclosure Schedule lists, in all material respects, all copyrights, trademarks, trade names, licenses, patents, permits, and other similar intangible property rights and interests applied for, issued to or owned by the Operating Entities or under which the Operating Entities are a licensee or franchisee and which are used in the conduct of the Business and operations of the Operating Entities. Except as set forth in Section 5.14 of the Disclosure Schedule, all of such rights and interests are issued to or owned by the Operating Entities, or if licensed or franchised to the Operating Entities, to the best of the Operating Entities' knowledge, are valid and in good standing and uncontested. The Operating Entities have delivered or made available to SFX copies of all material documents, if any, establishing such rights, licenses or other authority. None of the Operating Entities has received any written notice nor has any knowledge of any infringements or unlawful use of such property.

         5.15 Personnel Information. Section 5.15 of the Disclosure Schedule contains a true and complete list of all persons employed by the Operating Entities, including a description of material compensation arrangements and employee benefit plans and a list of other terms of any and all agreements affecting such persons. Except as set forth in Section 5.15 of the Disclosure Schedule, none of the Operating Entities has received notification that any of its employees who are listed in Section 5.15 of the Disclosure Schedule presently plan to terminate their employment, whether by reason of the transactions contemplated hereby or otherwise.

                  5.15.1 Except as disclosed in Section 5.15 of the Disclosure Schedule, none of the Operating Entities is a party to any contract with any labor organization, nor have any of the Operating Entities agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the Operating Entities' employees. None of the Operating Entities has any knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of any of the Operating Entities. During the past three (3) years, none of the Operating Entities has experienced any strikes, work stoppages, grievance proceedings, claims of unfair labor practices filed or other significant labor difficulties of any nature.

                  5.15.2 Except as disclosed in Section 5.15 of the Disclosure Schedule, to the best of their knowledge and belief each of the Operating Entities has complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity, sexual harassment and payment and withholding of taxes. More specifically, to the best of their knowledge and belief each of the Operating Entities has substantially complied with and is not in default in any material respect under any laws, rules and regulations relating to employment of labor, including those relating to wages, hours, equal employment opportunities, sexual harassment, employment of protected minorities (including women and persons over 40 years of age), collective bargaining and the withholding and payment of taxes and contributions and has withheld all amounts required or agreed to be withheld from wages and salaries of its employees, and is not liable for any arrearage of wages or for any tax or penalty or failure to comply with the foregoing. There are no claims or complaints pending or, to the knowledge of the Operating Entities, threatened against any of the Operating Entities before any court or governmental agency and involving any alleged unlawful employment practices, whether or not relating to the laws described above. None of the Operating Entities has consented to any decree involving any claim of unfair labor practice nor been held in any Judicial proceeding to have committed any unfair labor practice, and there are no material controversies pending or threatened between any of the Operating Entities and any of their employees.

         5.16 Financial Statements. The Combined Balance Sheet as of September 30, 1997 and related Combined Statement of Operations, Cash Flow and Stockholders' Equity for the nine months then ended for the Operating Entities prepared and audited by Ernst & Young at SFX's request and direction fairly present the combined position of the Operating Entities and their results of operations as of those dates. The Operating Entities have not acquired, either directly or indirectly, any other corporation, business or assets with respect to which there is not available financial information consistent with the financial information provided by the Operating Entities.

         5.17 Liabilities. Except as set forth in Section 5.17 of the Disclosure Schedule and the Financial Statements, the Operating Entities have no debts, obligations or liabilities of any kind or nature, either direct or indirect, absolute or contingent, matured or unmatured.

         5.18 Absence of Certain Changes or Events. Except as set forth in
Section 5.18 of the Disclosure Schedule or except as otherwise contemplated by this Agreement, since September 30, 1997, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Operating Entities (whether covered by insurance or not); (b) any material change in the Business, operations or financial condition of the Operating Entities except normal seasonal operating results; (c) any entry into any transaction, commitment or agreement (including without limitation any borrowing or capital expenditure) material to the Operating Entities' Business; (d) any redemption or other acquisition by the Operating Entities of their capital stock or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the Operating Entities' capital stock;
(e) any increase in the rate or terms of compensation payable or to become payable by any of the Operating Entities to their directors, officers or employees or any increase in the rate or terms of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except as set forth in Schedule 5.18; (f) any change in or acceleration of sales, or reduction of aggregate administrative, marketing, advertising and promotional expenses or research expenditures other than in the ordinary course of business; (g) any sale, transfer or other disposition of any asset of the Operating Entities to any party, except for payment of third-party obligations incurred in the ordinary course of business in accordance with the Operating Entities' regular payment practices; (h) any termination or waiver of any rights of value to the business of the Operating Entities; or (i) any failure by the Operating Entities to pay their accounts payable or other obligations in the ordinary course of business consistent with past practices.

         5.19 Title to Properties. Except as set forth in Section 5.19 of the Disclosure Schedule, each of the Operating Entities has good and marketable title to all of the assets and properties which it purports to own and which are reflected on the Financial Statements, free and clear of all Encumbrances, except for (a) liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (b) Encumbrances which individually or in the aggregate do not materially and adversely affect the Business, operations or financial condition of the Operating Entities.

         5.20 Litigation. Except as set forth in Section 5.20 of the Disclosure Schedule, none of the Operating Entities subject to a judgment, award, order, writ, injunction, arbitration decision or decree materially adversely affecting the conduct of the Business of the Operating Entities, and there is no litigation, arbitration, administration or other proceeding or, to the best of the Operating Entities' knowledge, investigation pending or any basis for any person to assert a claim or, to the best of the Operating Entities' knowledge, threatened against any of the Operating Entities in any federal, state or local court, or before any administrative agency or arbitrator, or before any other tribunal duly authorized to resolve disputes, which would reasonably be expected to have any material adverse effect upon the Business, property, assets or condition (financial or otherwise) of the Operating Entities or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

         5.21 Compliance With Laws. Except as set forth in Section 5.21 of the Disclosure Schedule, (a) none of the Operating Entities has received any notice asserting any noncompliance by it in connection with the Business or operation of the Operating Entities with any applicable statute, rule or regulation, whether federal, state or local; (b) none of the Operating Entities is in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby; and (c) each of the Operating Entities to the best of their knowledge and belief is in compliance with all material laws, regulations and governmental orders applicable to the conduct of the Business and operations of the Operating Entities, the failure to comply with which would have a material adverse effect on the Business, operations or financial condition of the Operating Entities, and their present use of the Sale Assets to the best of their knowledge and belief does not violate any of such laws, regulations or orders, violation of which would have a material adverse effect on the Operating Entities' operations.

         5.22 Insurance. All insurance policies with respect to the properties, assets, operations and Business of the Operating Entities (the "Insurance Policies") are in full force and effect. Except as set forth in Section 5.22 of the Disclosure Schedule, there are no pending claims against the Insurance Policies by the Operating Entities as to which the insurers have denied liability and with respect to which there is a reasonable likelihood of a settlement or determination adverse to the Operating Entities. To the best of the Operating Entities' knowledge, there are no circumstances existing which would enable the insurers to avoid liability under the Insurance Policies, nor are there any other parties having an interest under the Insurance Policies. Except as set forth in Section 5.22 of the Disclosure Schedule, (i) there exist no material claims under the Insurance Policies that have not been properly filed by the Operating Entities; (ii) no insurance company has refused to renew any material insurance policy of the Operating Entities during the past eighteen (18) months; and (iii) there have been no material rate or premium increases or written notice of prospective changes therein on general liability, property or directors and officers liability Insurance Policies during the past eighteen (18) months. The Disclosure Schedule lists all Insurance Policies of the Operating Entities.

         5.23 Accuracy of Information. All written statements, documents, instruments or other written communications made or delivered by the Sellers to SFX in connection with the negotiations covering the purchase and sale of the Stock and the Sale Assets are listed in Schedule 5.23 and such items listed in
Schedule 5.23 do not contain any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading and there is no fact known to the Sellers which relates to any information contained in any such written document, instrument or communications which the Sellers have not disclosed to SFX in writing which materially and adversely affects the Operating Entities. To the extent that a representation or other information is made to any of the Sellers' knowledge or is otherwise qualified by its terms, this representation shall not be interpreted to expand such limitations or qualifications.

         5.24 Accounts Receivable. All accounts and notes receivable reflected on the Financial Statements represent sales actually made or services actually rendered in the ordinary course of business on or prior to September 30, 1997; all accounts and notes receivable of the Operating Entities as of the Closing Date will represent sales actually made or services actually rendered in the ordinary course of business consistent with past practices prior to the Closing Date.

         5.25 Payola/Plugola. None of the Sellers has paid or agreed to pay any money, service or any valuable consideration, as defined in, and other than any such payments or agreements to pay made in accordance with, Sections 317 and 507 of the Communications Act of 1934, as amended, for the radio broadcast of any matter whatsoever.

         5.26 Business of the Companies. The Operating Entities conduct all of the activities of the Shareholders in connection with the Business.

                                   ARTICLE 6
                                COVENANTS OF SFX

         6.1 Closing. On the Closing Date, SFX shall purchase the Stock and the Sale Assets from the Sellers as provided in Article 1 hereof and shall deliver or cause to be delivered to the Sellers the Purchase Price as provided in
Article 2 hereof.

         6.2 Notification. SFX shall notify the Sellers of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against SFX which challenges the transactions contemplated hereby.

         6.3 No Inconsistent Action. SFX shall not take any other action which is materially inconsistent with its obligations under this Agreement.

         6.4 Required Consents. On the Closing Date, SFX shall deliver any and all necessary third party consents to the execution, delivery and performance of this Agreement by SFX.

         6.5 Accounts Receivable. SFX acknowledges that all accounts receivable in connection with the operation of the Sale or Asset Sellers for services performed prior to the Closing Date shall remain the property of the Sale or Asset Sellers and that SFX shall not acquire any beneficial right or interest therein or responsibility therefor, with the following limited exception: for a period of ninety (90) days following the Closing Date, SFX agrees to use reasonable efforts to collect such accounts receivable in the normal and ordinary course of business and will apply all such amounts collected to the account debtor's oldest account receivable first, except that any such accounts collected by SFX from persons who are also indebted to SFX may be applied to SFX's account where (i) there is a pre-existing bona fide dispute between the Sale or Asset Sellers and such account debtor with respect to such account or where the account debtor specifically designates that payment is to be applied to SFX's account; (ii) SFX has notified the Sale or Asset Sellers of such dispute or specific designation of payment by the account debtor; and (iii) thirty (30) days have elapsed since the date notice was given by SFX to the Sale or Asset Sellers and such account remains subject to dispute or such account debtor has not rescinded its specific designation of payment. Such obligation and authority shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection unless authorized in writing by the Sale or Asset Sellers. The Sale or Asset Sellers agree to transfer to SFX all bank accounts, postal boxes or drop or lock boxes normally utilized by the Sale or Asset Sellers in the collection of their accounts receivable to facilitate SFX's collection of their accounts receivable during this period. SFX agrees to cooperate with the Sale or Asset Sellers as to any litigation or other collection efforts instituted by the Sale or Asset Sellers to collect delinquent accounts receivable. On the 30th, 60th and 90th days following the Closing Date, SFX shall deliver to the Sale or Asset Sellers a statement or report showing all such collections effected since the Closing Date, together with a check or draft for the amount of such collections net of commissions in the event an outside collection agency or other third party has been utilized in connection with the collection of accounts receivable. If at any time SFX determines that any such accounts are uncollectible, SFX shall notify the Sale or Asset Sellers of such determination; and upon the Sale or Asset Sellers' written request, and in any event on the 90th day following the Closing Date, SFX shall furnish or make available to the Sale or Asset Sellers all records, files and data relating to the collection efforts of SFX with respect to such accounts.

                                   ARTICLE 7
                            COVENANTS OF THE SELLERS

         7.1 Pre-closing Covenants. The Sellers covenant and agree that between the date hereof and the Closing Date, except as expressly permitted by this Agreement or with the prior written consent of SFX, they shall act in accordance with the following:

                  7.1.1 The Operating Entities shall conduct their Business and operations in the ordinary and prudent course of business and with the intent of preserving the ongoing operations and assets of the Operating Entities, including, but not limited to, using their reasonable best efforts to retain the services of their employees and keeping in good standing, all licenses, permits and authorizations.

                  7.1.2 The Operating Entities shall use reasonable efforts to preserve the Business of the Operating Entities intact and to preserve the Operating Entities' customers, suppliers and others having business relations with the Operating Entities and continue to conduct the financial operations of the Operating Entities, including their credit and collection policies, in the ordinary course of business with substantially the same effort, and to substantially the same extent and in the same manner as in the prior conduct of the business of the Operating Entities.

                  7.1.3 The Operating Entities shall operate their Business in accordance with all material laws, regulations, rules and orders.

                  7.1.4 The Operating Entities shall not other than in the ordinary course of business or in accordance with a preexisting plan or arrangement listed in Section 7.1 of the Disclosure Schedule (i) sell or dispose of or commit to sell or dispose of any of their assets except the property located on Monroe Drive in Atlanta, Georgia; (ii) grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of any of the Operating Entities except as shown on Schedule 7.1.4; (iii) grant or agree to grant any specific bonus or increase to any executive or management employee of any of the Operating Entities; (iv) provide for any new pension, retirement or other employment benefits for employees of any of the Operating Entities or any increases in any existing benefits, other than as required by law; or (v) incur any liability not currently reflected on the Financial Statements.

                  7.1.5 The Sellers shall provide SFX with prompt written notice of any change in any of the information contained in the representations and warranties made in Article 5 hereof or any Exhibits or the Disclosure Schedule herein or attached hereto.

                  7.1.6 Between the date of this Agreement and the Closing Date, the Operating Entities will, and the Shareholders will cause the Operating Entities to (i) give SFX and its authorized representatives reasonable access to all books, records, offices and other facilities and properties of the Operating Entities; (ii) permit SFX to make such inspections thereof, during regular business hours, as SFX may reasonably request; and
(iii) cause their officers to furnish SFX with such financial and operating data, including tax returns and supporting work papers and schedules, and other information with respect to the business and properties of the Operating Entities as SFX may from time to time reasonably request. The Shareholders shall cause the Operating Entities' officers and managerial employees, counsel and auditors to be available on reasonable notice and during normal working hours for such questions of SFX and its authorized representatives concerning the Business and affairs of the Operating Entities as SFX shall reasonably request.

                  7.1.7 The Operating Entities shall provide SFX with monthly unaudited statements of revenue and expenses for the Operating Entities, such monthly statements to be provided to SFX within thirty (30) days of the end of each month.

                  7.1.8 Without the prior written consent of SFX, the Operating Entities shall not enter into or renew or modify in any material respect any agreements, commitments or contracts, including the Contracts listed in Section
5.11 of the Disclosure Schedule, except in the ordinary course of business consistent with the past practices of the Operating Entities.

                  7.1.9 The Operating Entities shall not permit any of their Insurance Policies to be canceled or terminated, or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement insurance policies providing coverage equal to or greater than coverage remaining under those canceled, terminated or lapsed policies are in full force and effect.

                  7.1.10 The Operating Entities shall not, and the Shareholders shall not permit the Operating Entities to, amend any of their certificates of incorporation or partnership certificates, or their by-laws.

         7.2 Notification. The Sellers shall notify SFX of any material litigation, arbitration or administrative proceeding pending or, to their knowledge, threatened against the Sellers or any of them which challenges the transactions contemplated hereby.

         7.3 No Inconsistent Action. The Sellers shall take no action which is materially inconsistent with their obligations under this Agreement.

         7.4 Closing Covenant. On the Closing Date, the Shareholders shall sell and deliver the Stock and the Asset Sellers shall sell and deliver the Sale Assets to SFX as provided in Article 1 of this Agreement.

         7.5 No Shopping. Except as required by the Joint Venture Agreement with the Woodruff Arts Center, Inc., from and after the date hereof until the termination of this Agreement in accordance with its terms, none of the Sellers or any representative or agent thereof, nor any officer, director, employee or partner of any of the Operating Entities, shall directly or indirectly solicit or knowingly encourage, including by way of furnishing information, the initiation of any inquiries or proposals regarding, or engaging in any discussions or entering into any agreements regarding, any merger, sale of shares of capital stock, sale of all or substantially all of the assets or similar business combination or transaction involving any of the Operating Entities

                                   ARTICLE 8
                                JOINT COVENANTS

         SFX and the Sellers covenant and agree that between the date hereof and the Closing Date, they shall act in accordance with the following:

         8.1 Conditions. Except as otherwise provided in this Agreement, if any event should occur, either within or without the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, the parties hereto shall use their reasonable best efforts to cure the event as expeditiously as possible.

         8.2 Confidentiality. Except as required by the Joint Venture Agreement with the Woodruff Arts Center, Inc., SFX and the Sellers shall each keep confidential all information obtained by it or them with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to the other, without retaining a copy thereof, any schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which
(i) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, (ii) is or becomes publicly known through no fault of the receiving party or its agents, (iii) is required to be disclosed pursuant to an order or request of a judicial or governmental authority or because of the rules and regulations of the Securities and Exchange Agreement (the "SEC") (provided the other parties are given reasonable prior notice), or (iv) is developed by the receiving party independently of the disclosure by the disclosing party. The Sellers hereby acknowledge that SFX is a reporting person under the rules and regulations of the SEC and may be required, upon the execution of this Agreement, to disclose and file this Agreement (not including the Disclosure Schedules and the Exhibits hereto) with its regularly required SEC reports, provided, that SFX shall afford the Sellers reasonable time to review and comment on the text accompanying any such disclosure prior to such filing.

         8.3 Cooperation. SFX and the Sellers shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any affiliated entity.

         8.4 Governmental Consents. Promptly following the execution of this Agreement, the parties shall proceed to prepare and file with the appropriate governmental entities such requests, reports, or notifications as may be required in connection with this Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. Without limiting the foregoing, promptly following the execution of this Agreement, the parties shall (a) file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") the notifications and other information (if any) required to be filed under the HSR Act with respect to the transactions contemplated hereby and shall use their commercially reasonable efforts to cause all applicable waiting periods under the HSR Act to expire or be terminated as of the earliest possible date; and (b) make all necessary filings and, thereafter, make any other required submissions with respect to the transactions contemplated hereby under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and any other applicable federal or state securities laws.

                                   ARTICLE 9
                          CONDITIONS OF CLOSING BY SFX

         The obligations of SFX hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         9.1 Representations, Warranties and Covenants.

                  9.1.1 All representations and warranties of each of the Sellers made in this Agreement shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date.

                  9.1.2 All of the terms, covenants and conditions to be complied with and performed by each of the Sellers on or prior to Closing Date shall have been complied with or performed in all material respects.

                  9.1.3 SFX shall have received a certificate, dated as of the Closing Date, executed by a duly qualified officer of each of the Operating Entities and by each of the Shareholders, to the effect that their respective representations and warranties contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date, and that each has complied with or performed all terms, covenants and conditions to be complied with or performed by it in all material respects on or prior to the Closing Date.

         9.2 Governmental Consents. Each of the Sellers and SFX as required in connection with the transactions contemplated hereby shall have filed the requisite forms with the DOJ and the FTC pursuant to the HSR Act, and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

         9.3 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         9.4 Legal Opinion. The Sellers shall have delivered to SFX a written opinion of their counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

         9.5 Delivery of Stock. On the Closing Date, SFX shall have received certificates representing the Stock duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Stock in blank.

         9.6 Resignations. On the Closing Date, SFX shall have received the resignations of all of the officers and directors of each of the Operating Entities.

         9.7 Third Party Consents. The Asset Sellers shall have obtained and shall have delivered to SFX all third party consents to the Material Contracts and to all other Contracts assigned or transferred hereunder, except those the absence of which will not have a material adverse effect on the business and operations of the Asset Sellers.

         9.8 Closing Documents. The Asset Sellers shall have delivered or caused to be delivered to SFX on the Closing Date all deeds, bills of sale, endorsements, assignments and other instruments of conveyance and transfer reasonably satisfactory in form and substance to SFX, effecting the sale, transfer, assignment and conveyance of the Sale Assets to SFX, including without limitation the documents required to be delivered pursuant to Article 13.

                                   ARTICLE 10
                      CONDITIONS OF CLOSING BY THE SELLERS

         The obligations of the Sellers hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         10.1 Representations, Warranties and Covenants.

                  10.1.1 All representations and warranties of SFX shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date.

                  10.1.2 All the terms, covenants and conditions to be complied with and performed by SFX on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  10.1.3 The Sellers shall have received a certificate, dated as of the Closing Date, executed by a duly qualified officer of SFX, to the effect that the representations and warranties of SFX contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date, and that SFX has complied with or performed all terms, covenants and conditions to be complied with or performed by it in all material respects on or prior to the Closing Date.

         10.2 Governmental Consents. Each of the Sellers and SFX as required in connection with the transactions contemplated hereby shall have filed the requisite forms with the DOJ and the FTC pursuant to the HSR Act, and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

         10.3 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no other, decree or judgment of any court, agency or other governmental authority shall have been rendered against any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         10.4 Legal Opinion. SFX shall have delivered to the Sellers an opinion of its corporate counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

         10.5 Miscellaneous Agreements. SFX shall have entered into (i) employment agreements with each of Cooley and Conlon (the "Employment Agreements") in the forms of Exhibit D and Exhibit E, respectively, and (ii) an agreement with Selig with respect to certain preferred tickets for SFX promotions in Atlanta (the "Selig Agreement") on terms to be mutually agreed upon by SFX and Selig, and (iii) the Robert W. Woodruff Arts Center, Inc. has either consented to the sale or its rights to purchase the assets contemplated by this Agreement have terminated..

         10.6 Payment of Purchase Price. SFX shall have delivered or caused to be delivered to the Sellers the Purchase Price in accordance with the terms of
Article 2 hereof.

                                   ARTICLE 11
                       TRANSFER TAXES, FEES AND EXPENSES

         11.1 Expenses. Except as set forth in Sections 11.2 and 11.3 hereof, each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

         11.2 Transfer Taxes and Similar Charges. All costs of transferring the Stock and the Sale Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be borne equally by SFX and the Sellers.

         11.3 Governmental Filing or Grant Fees. Any filing or grant fees imposed by any governmental authority the consent of which is required to the transactions contemplated hereby, including but not limited to any fees for filings required under the HSR Act, shall be the obligation of SFX.

                                   ARTICLE 12
                          COMMISSIONS OR FINDER'S FEE

         12.1 SFX's Representation and Agreement to Indemnify. SFX represents and warrants to the Sellers that neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity. SFX further agrees to indemnify, defend and hold the Sellers harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorney's fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by SFX.

         12.2 The Sellers' Representation and Agreement to Indemnify. The Sellers represent and warrant to SFX that neither they nor any person or entity acting on their behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity. The Sellers further agree to indemnify, defend and hold SFX harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorney's fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by the Sellers.

                                   ARTICLE 13
                      DOCUMENTS TO BE DELIVERED AT CLOSING

         13.1 The Sellers' Documents. At the Closing, the Sellers shall deliver or cause to be delivered to SFX the following:

                  13.1.1 Certified resolutions of the Board of Directors of each of the Companies and of the general partner of the Joint Ventures approving the execution and delivery of this Agreement and of each of the other documents and agreements referred to herein and authorizing the consummation of the transactions contemplated hereby and thereby;

                  13.1.2 Certificates, dated the Closing Date, by each of the Operating Entities and the Shareholders in the form described in Section 9.1.3 above;

                  13.1.3 Governmental certificates showing that each of the Operating Entities is duly incorporated and in good standing in the State of Georgia dated not more than forty-five (45) calendar days before the Closing Date;

                  13.1.4 Articles of Incorporation and Bylaws of each of the Companies certified by their respective corporate secretaries or assistant secretaries as of the Closing Date;

                  13.1.5 Bills of sale, deeds, assignments and other good and sufficient instruments of conveyance, transfer and assignment, all in form and substance reasonably satisfactory to counsel for SFX, as shall be effective to vest in SFX or its permitted assignees good and marketable title in and to the Sale Assets transferred in accordance with this Agreement;

         13.1.6 The opinion letter, dated the Closing Date, referenced in
Section 9.4 above;

         13.1.7 Certificates evidencing the Stock duly endorsed in blank;

                  13.1.8 All stock books and records, minute books and all files and records pertaining to the business and operations of the Sale Companies; and

                  13.1.9 Such additional information and material as SFX shall have requested in a timely manner in writing and which is reasonably necessary for the Closing.

         13.2 SFX's Documents. At the Closing, SFX shall deliver or cause to be delivered to the Sellers the following:

         13.2.1 The Purchase Price in accordance with Section 2.2 hereof;

         13.2.2 A certificate, dated the Closing Date, by SFX in the form described in Section 10.1.3 above;

         13.2.3 The opinion of SFX's corporate counsel, dated the Closing Date, to the effect set forth in Section 10.3;

                  13.2.4 Governmental certificates showing that SFX is duly incorporated and in good standing in the State of Delaware and that SFX is qualified as a foreign corporation in the State of Georgia, dated not more than forty-five (45) calendar days before the Closing Date;

                  13.2.5 Certified resolutions of the Board of Directors of SFX approving the execution and delivery of this Agreement and each of the other documents and agreements referred to herein and authorizing the consummation of the transactions contemplated hereby and thereby;

         13.2.6 Articles of Incorporation and Bylaws of SFX certified by SFX's corporate secretary or assistant secretary as of the Closing Date;

                  13.2.7 An assignment and assumption agreement or agreements reasonably satisfactory in form and substance to counsel for the Asset Sellers effecting the assumption of the Assumed Liabilities;

                  13.2.8 The Employment Agreements and the Selig Agreement; and

                  13.2.9 Such additional information and material as the Sellers shall have requested in a timely manner in writing and which is reasonably necessary for the Closing.

                                   ARTICLE 14
                                INDEMNIFICATION

         14.1 The Sellers' Indemnities. The Sellers hereby agree to indemnify, defend and hold SFX harmless with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) asserted against, resulting from, imposed upon or incurred by SFX directly or indirectly relating to or arising out of the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto.

         14.2 SFX's Indemnities. SFX hereby agrees to indemnify, defend and hold the Sellers harmless with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) asserted against, resulting from, imposed upon or incurred by the Sellers directly or indirectly relating to or arising out of the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto.

         14.3 Rights. SFX and the Sellers agree that the rights of indemnification provided in this Article 14 are exclusive of and in addition to any and all other such rights of SFX and the Sellers hereunder.

         14.4 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the Closing for a period of twelve (12) months following the Closing Date (the "Claims Period"), and upon the expiration of the Claims Period shall lapse and be of no further effect.

         14.5 Limitations on Indemnity. Notwithstanding anything to the contrary contained in this Agreement, and subject to the proviso set forth in this Section 14.5, neither SFX nor the Sellers shall have any liability or obligation to the other for breach of any representation, warranty, covenant or agreement of such other party made in this Agreement except to the extent that the aggregate of all claims by such other party for such breaches exceed One Hundred Thousand Dollars ($100,000) in the aggregate (the "Threshold Amount"), in which event the party so liable shall then be liable for all claims for any such breaches, including the sums constituting the Threshold Amount. Any claim for indemnification must be made within the Claims Period.

         14.6 Procedures.

                  14.6.1 Promptly after the receipt by any party (the "Indemnified Party") of notice of (A) any claim or (B) the commencement of any action or proceeding which may entitle such party to indemnification under this Section, such party shall give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim. The failure to give the Indemnifying Party timely notice under this clause shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party unless such failure has materially prejudiced the Indemnifying Party's ability to defend the claim or litigation.

                  14.6.2 If Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to Indemnified Party, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnified Party harmless from and against any losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom; however, the Indemnified Party may participate, at its or his expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnified Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Indemnified Party, or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

                  14.6.3 If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall have no obligation to, defend against such claim or litigation in such manner as it may deem appropriate, and the Indemnified Party may compromise or settle such claim or litigation without the Indemnifying Party's consent. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.

                                   ARTICLE 15
                               TERMINATION RIGHTS

         15.1 Termination. This Agreement may be terminated by either SFX or the Sellers, if the party seeking to terminate is not then in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

                  (a) if, on or prior to t he Closing Date, a party defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such material default shall not be cured within thirty (30) calendar days of the date of written notice of default served by the party claiming such material default; or

                  (b) if the Closing has not occurred by March 31, 1998, unless extended to June 30, 1998, pursuant to Section 3.1 above; or

                  (c) if there shall be in effect any judgment, final decree or order that would prevent or make unlawful the Closing of this Agreement; or

                  (d) by the mutual written consent of SFX and the Sellers; or

                  (e) by SFX, if the conditions set forth in Sections 9.2 or
9.3 shall have become incapable of fulfillment and shall not have been waived by SFX; or

                  (f) by the Sellers, if the conditions set forth in Sections
10.2 or 10.3 shall have become incapable of fulfillment and shall not have been waived by the Sellers; or

                  (g) as provided in Sections 5.13 and 16.2 or any other Section of this Agreement which specifically provides for termination.

         15.2 Right to Cure. A defaulting party under Section 15.1(a) of this Agreement shall only be entitled to invoke the cure provisions thereof once during the term of this Agreement.

         15.3 Liability. The termination of this Agreement under Section 15.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

                                   ARTICLE 16
                                OTHER PROVISIONS

         16.1 Liquidated Damages. If the parties hereto shall fail to consummate this Agreement on the Closing Date due to SFX's breach of any material representation, warranty, covenant or condition hereunder, and the Sellers are not at that time in breach of any material representation, warranty, covenant or condition hereunder, then the Sellers would suffer direct and substantial damages, which damages cannot be determined within reasonable certainty. Therefore, because of the expense and delay which would be incurred in such event by the Sellers, SFX shall pay to the Sellers the amount of Two Million Dollars ($2,000,000), which amount shall constitute liquidated damages. It is understood and agreed that such liquidated damage amount represents SFX's and the Sellers' reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages shall be the sole and exclusive remedy of the Sellers against SFX for failing to consummate this Agreement on the Closing Date and shall be applicable regardless of the actual amount of damages sustained; provided, however, that the Sellers shall be entitled to recover all expenses, including attorney's fees, reasonably incurred by the Sellers in enforcing this Section 16.1.

         16.2 Risk of Loss. The risk of loss or damage to the Sale Assets prior to the Closing Date shall be upon the Sellers. The Sellers shall repair, replace and restore any such damaged or lost asset to its prior condition, as soon as possible and in no event later than the Closing Date. Except as provided below, if the Sellers fail to restore or replace any such asset having a value exceeding Fifty Thousand Dollars ($50,000), SFX may elect either to terminate this Agreement pursuant to Article 15 hereof or to consummate the Closing on the Closing Date. If the Sellers fail to restore or replace such asset and SFX does not elect to terminate this Agreement, the Sellers shall assign or cause to be assigned to SFX at Closing its rights under any insurance policy or pay over to SFX all proceeds of insurance covering such asset's damage, destruction or loss. If the restoration and replacement of any damaged or destroyed property has not been completed at the time the Closing would otherwise be held, then unless the Sellers and SFX otherwise agree, the Closing Date shall be delayed and shall take place within fifteen (15) calendar days after the Sellers give written notice to SFX of completion of the restoration or replacement of such asset. Time is of the essence in the Sellers' restoration or replacement of the assets.

         16.3 Specific Performance. In the event of a material breach by the Sellers of their representations and obligations hereunder, not cured within thirty (30) calendar days after written notice to that effect from SFX, SFX shall have the right to bring an action to enforce the terms of this Agreement by decree of specific performance, it being agreed that the property to be transferred hereunder is unique and not readily available in the open market, and the Sellers hereby further agree to waive any and all defenses against any such action for specific performance based on the grounds that there is an adequate remedy for money damages available.

         16.4 Further Assurances. After the Closing, the Sellers shall from time to time, at the request of and without further cost or expense to SFX, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby to vest in SFX good and marketable title to the assets being transferred hereunder, and SFX shall from time to time, at the request of and without further cost or expense to the Sellers, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively relieve the Sellers of any obligations being assumed by SFX hereunder.

         16.5 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other party, except for any assignment by SFX to an affiliate of SFX in which case SFX shall remain fully obligated under this Agreement as an assignor.

         16.6 Entire Agreement. This Agreement, the Disclosure Schedule and the Exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. In the event of a conflict between the terms of this Agreement and any other agreement executed in connection herewith, the terms of this Agreement shall prevail. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         16.7 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         16.8 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the choice of law provisions thereof.

         16.9 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery or on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date of a stamped receipt, if sent by an overnight delivery service, or on the date of written confirmation of delivery by facsimile or telecopy transmission, and shall be addressed to the following addresses, or to such other address as any party may request, in the case of the Sellers, by notifying SFX, and in the case of SFX, by notifying the Sellers:

         To the Sellers:    Alex Cooley
                            Peter Conlon
                            Cooley and Conlon Management, Inc.
                            1100 Spring Street; Suite 420
                            Atlanta, Georgia 30309-2848

                                    Telecopy #: (404) 881-0033

         With Copies to:            David J. Harris, Esq.
                                    Smith, Gambrell & Russell, LLP
                                    Suite 3100, Promenade II
                                    1230 Peachtree Street, N.E.
                                    Atlanta, Georgia 30309
                                    Telecopy #: (404) 815-3509

                                    S. Stephen Selig, III
                                    Selig Enterprises
                                    1100 Spring Street, N.W.
                                    Suite 550
                                    Atlanta, Georgia

                                    Harold E. Abrams, Esq.
                                    Kilpatrick Stockton LLP
                                    1100 Peachtree Street
                                    Atlanta, Georgia  30309
                                    Telecopy #:  (404) 815-6555

         To SFX:                    SFX Concerts, Inc.
                                    150 East 58th Street
                                    19th Floor
                                    New York, New York 10155
                                    Attn:   Michael G. Ferrel
                                            President
                                    Telecopy #: (212) 486-4979

         With a   Copy to:          Richard A. Liese, Esq.
                                    SFX Concerts, Inc.
                                    150 East 58th Street
                                    19th Floor
                                    New York, New York 10155
                                    Telecopy #: (212) 486-4830

         16.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

			   SFX CONCERTS, INC.

                           By: /s/ Richard A. Liese
                           --------------------------------------
                           Name:  Richard A. Liese
                           --------------------------------------
                           Title: Vice President
                           --------------------------------------


                           SOUTHERN PROMOTIONS, INC.


                           By: /s/ S. Stephen Selig, III
                           --------------------------------------
                           Name:  S. Stephen Selig, III
                           --------------------------------------
                           Title: President
                           --------------------------------------

                           HIGH COTTON, INC.


                           By: /s/ Alex Cooley
                           --------------------------------------
                           Name:  Alex Cooley
                           --------------------------------------
                           Title: President
                           --------------------------------------

                           BUCKHEAD PROMOTIONS, INC.


                           By: /s/ S. Stephen Selig, III
                           --------------------------------------
                           Name:  S. Stephen Selig, III
                           --------------------------------------
                           Title: President
                           --------------------------------------

                           NORTHERN EXPOSURE, INC.


                           By: /s/ Alex Cooley
                           --------------------------------------
                           Name:  Alex Cooley
                           --------------------------------------
                           Title: President
                           --------------------------------------

                           INTERFEST, INC.


                           By: /s/ Alex Cooley
                           --------------------------------------
                           Name:  Alex Cooley
                           --------------------------------------
                           Title: President
                           --------------------------------------

                           COOLEY AND CONLON MANAGEMENT, INC.


                           By: /s/ Peter David Conlon
                           --------------------------------------
                           Name:  Peter David Conlon
                           --------------------------------------
                           Title: President
                           --------------------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                           CONCERT/SOUTHERN CHASTAIN
                           PROMOTIONS


                           By: /s/ Peter David Conlon
                           --------------------------------------
                           Name:  Peter David Conlon
                           --------------------------------------
                           Title: President
                           --------------------------------------

                           ROXY VENTURES


                           By: /s/ Alex Cooley
                           --------------------------------------
                           Name:  Alex Cooley
                           --------------------------------------
                           Title: President
                           --------------------------------------


                           /s/ Alex Cooley
                           --------------------------------------
                           Alex Cooley


                           /s/ Peter Conlon
                           --------------------------------------
                           Peter Conlon


                           /s/ S. Stephen Selig, III
                           --------------------------------------
                           S. Stephen Selig, III

                           PURE COTTON, INC.


                           By: /s/ Alex Cooley
                           --------------------------------------
                           Name:  Alex Cooley
                           --------------------------------------
                           Title: President
                           --------------------------------------





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